Registration  No.  33-
SECURITIES  AND  EXCHANGE  COMMISSION
Washington,  D.C.  20549

FORM  S-8
REGISTRATION  STATEMENT  UNDER
THE  SECURITIES  ACT  OF  1933

BUDGET GROUP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE                                                       59-3327576
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                              Identification No.)

4225 Naperville Road
Lisle, Illinois 60532
(Address of principal executive offices)

BUDGET RENT A CAR CORPORATION
SAVINGSPLUS PLAN
(as Amended and Restated Effective January 1, 1993)
(Full title of the plan)

Brenda P. Johnson
Benefits Manager
4225 Naperville Road
Lisle, Illinois 60532
(Name and address of agent for service)

(630) 955-7373
(Telephone number, including area code, of agent for service)

Copies to:

Steven K. Humke
Ice Miller Donadio & Ryan
One American Square, Box 82001
Indianapolis, Indiana 46282


                                          Proposed       Proposed
Title of                                  Maximum        Maximum
Securities                 Amount         Offering       Aggregate    Amount of
to be                      to be          Price          Offering     Registration-
Registered(1)              Registered     Per Share(2)   Price(2)     Fee(2)

Class A Common Shares,     70,866 Shares  $   31.75      $ 2,250,000  $      687.50
par value $.01 per share

     1)   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or  sold  pursuant  to  the  employee  benefit  plan  described  herein.
     2)   The  registration  fee has been calculated pursuant to Rule 457(c) and (h) based upon  the  closing  price  for  the  Class  A  Common  Shares  on  July  9,  1998.

The Index to Exhibits is located at page ____ in the sequential numbering system.

FORM  S-8

REGISTRATION  STATEMENT  UNDER
THE  SECURITIES  ACT  OF  1933


BUDGET  GROUP,  INC.

PART  II
INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT



Item  3.    Incorporation  of  Documents  by  Reference.

     The following information heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

     (a)          The  registrant's  latest  Annual  Report  on  Form  10-K.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above, including the Form 8-K filed on July 2, 1998 and the Form 8-K filed on May 13, 1997.

     (c) The description of the registrant s Class A Common Stock contained in the registrant s Registration Statement on Form 8-A dated April 15, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Item  4.    Description  of  Securities.

     Not  applicable.

Item  5.    Interests  of  Named  Experts  and  Counsel.

     Not  applicable.

Item  6.    Indemnification  of  Directors  and  Officers.

     The following summary is qualified in its entirety by reference to the complete statute, Certificate of Incorporation, Bylaws and agreement referred to below.

     Section 145 of the General Corporation Law of the State of Delaware ( DGCL ) provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses, (including attorney s fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opoosed to the best interest of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper.

     As permitted by Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation of the Registrant (the Restated Certificate of Incorporation ) provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director s duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant s Bylaws provide indemnification of the Registrant s directors and officers, both past and present, to the fullest extent permitted by the DGCL, and allow the Registrant to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the Bylaws. The Registrant s Bylaws will also authorize the Registrant to purchase and maintain insurance on behalf of an officer or director, past or present, against any liability asserted against him in any such capacity whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation or Section 145 of the DGCL.

     The Registrant has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item  7.    Exemption  from  Registration  Claimed.

     Not  applicable.

Item  8.    Exhibits.

     See  Index  to  Exhibits.

     No opinion of counsel as to the legality of the securities being issued is required because the securities are not original issuance securities.

     The Internal Revenue Service issued a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code; however, the Plan has been amended since such letter was issued. The registrant will submit the Plan and all amendments to the Plan since the date of the determination letter to the Internal Revenue Service in a timely manner and will make all of the changes required by the IRS in order to qualify the Plan.

Item  9.    Undertakings.

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     SIGNATURES

The  Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on July 8, 1998.

                              BUDGET  GROUP,  INC.



                              By:    /s/  Sanford  Miller
                                          Sanford  Miller,  Chairman  and
                                          Chief  Executive  Officer


     POWER  OF  ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Sanford Miller, John P. Kennedy and Jeffrey D. Congdon and each of them (with full power to act alone), his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 8, 1998 by the following persons in the capacities indicated:





/s/Sanford Miller         Chairman of the Board of Directors;
Sanford Miller            Chief Executive Officer

/s/John P. Kennedy        Director; President and
John P. Kennedy           Chief Operating Officer

/s/Jeffrey D. Congdon     Director; Chief Financial Officer
Jeffrey D. Congdon

/s/Ronald D. Agronin      Director
Ronald D. Agronin

/s/James F. Calvano       Director
James F. Calvano

/s/ Martin P. Gregor      Director
Martin P. Gregor

/s/ F. Perkins Hixon      Director
F. Perkins Hixon

/s/ Jeffrey R. Mirkin     Director
Jeffrey R. Mirkin

/s/ Dr. Stephen L. Weber  Director
Dr. Stephen L. Weber

The  Plan


     Pursuant to the requirements of the Securities Act of 1933, the Committee charged with the administration of the Plan had duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on July 8, 1998.


                              BUDGET  RENT  A  CAR  CORPORATION
                              SAVINGSPLUS  PLAN


                              By:  /s/  Robert  L.  Aprati
                              Its: Executive Vice President, General Counsel and Secretary

BUDGET  GROUP,  INC.
Registration  Statement
on
Form  S-8


INDEX  TO  EXHIBITS


Exhibit Number
Assigned in                                                Page Number
Regulation S-K                                             in Sequential
Item 601               Description of Exhibit              Numbering System

(4)               4.1  Specimen certificate for Class A
                       Common Shares, par value $.01
                       per share. (Incorporated by
                       reference to Exhibit 4.1 to
                       Annual Report on Form 10-K for
                       the year ended December 31,
                       1995)

                  4.2  Budget Rent a Car Corporation
                       SavingsPlus Plan (as Amended
                       and Restated Effective January 1,
                       1993).

(23)             23.1  Consent of KPMG Peat Marwick
                       LLP

                 23.2  Consent of Arthur Anderson
                       LLP

                 23.3  Consent of Deloitte & Touche
                       LLP

(24)             24.1  Power of Attorney (see Signature
                       Page).
